                                                                    Exhibit 99.1

     WEBFINANCIAL CORPORATION ANNOUNCES INTENTION TO DELIST ITS COMMON STOCK
                FROM NASDAQ AND DEREGISTER ITS COMMON STOCK WITH
                     THE SECURITIES AND EXCHANGE COMMISSION

         NEW YORK, May 11  /PRNewswire-FirstCall/  --  WebFinancial  Corporation
(Nasdaq:  WEFN) today  announced that it intends to delist its common stock from the Nasdaq SmallCap  Market  effective May 15, 2006. The Company also intends to file a Form 15 on May 15, 2006 with the  Securities  and Exchange  Commission to deregister  its common  stock and suspend its  reporting  obligations  under the
Securities  Exchange  Act of 1934.  The Company  expects the  deregistration  to become effective within ninety (90) days of the filing with the SEC.

         As a result of the filing of the Form 15, the  Company's  obligation to file with the SEC certain reports and forms,  including Forms 10-KSB, 10-QSB and
8-K, will immediately  cease. The Company  presently intends to continue to make available its periodic financial  information  commencing with the period ending
June 30,  2006.  The  Company's  shares  will no longer be listed on the  Nasdaq
SmallCap  Market  effective  the open of market on May 15,  2006.  However,  the
Company  anticipates that its shares will be traded on the Pink Sheets,  but can make no assurances  that any broker will make a market in the  Company's  common stock.  The Pink Sheets is a  centralized  quotation  service that  collects and publishes  market  maker  quotes in real time,  primarily  through its web site,
http://www.pinksheets.com/.

         The   Company's   Board  of   Directors   determined,   after   careful
consideration, that delisting and deregistering is in the overall best interests of the Company's  stockholders.  Several factors were considered by the Board of
Directors in making this decision, including the following:

o        The elimination of  disproportionately  large costs associated with the preparation  and filing of the  Company's  periodic  reports  and other filings with the SEC;

o        The  elimination  of  substantial  increases in legal,  audit and other
         costs   associated  with  being  a  public  company  in  light  of  new regulations  promulgated as a result of the  Sarbanes-Oxley Act of 2002 and the SEC rules thereunder;

o        The nature and extent of current trading in the Company's common stock, which is limited;

o        The  concentration  of stock ownership in relatively few holders of the
         Company's common stock; and

o        The lack of analysts'  coverage and minimal liquidity for the Company's common stock.

         Statements  included in this press  release that are not  historical in nature  are  "forward-looking  statements"  within the  meaning  of the  Private
Securities  Litigation Reform Act of 1995 (the "1995 Act"). The words "believe,"
"expect," "anticipate," "estimate," "guidance," "target" and similar expressions
identify   forward-looking   statements.   The  Company  cautions  readers  that
forward-looking statements are subject to certain risks and uncertainties, which could cause  actual  results to differ  materially  from those  projected in the forward-looking statements.  Certain risks and uncertainties are identified from time to time in the Company's reports filed with the SEC. The Company claims the protection of the safe harbor for  forward-looking  statements  contained in the
1995 Act.

SOURCE  WebFinancial Corporation

05/11/2006

CONTACT:  Jack Howard of WebFinancial Corporation, +1-212-520-2300/

(WEFN)